UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On October 11, 2016, GTx, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain select investors (the “Investors”) relating to a registered direct offering of an aggregate of 17,283,947 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The sale of the Shares is being made pursuant to Subscription Agreements with each of the Investors pursuant to which the Investors have agreed to purchase the Shares at a purchase price of $0.81 per share, which was the consolidated closing bid price of the Common Stock on October 11, 2016. The Company anticipates raising gross proceeds of approximately $14.0 million in the foregoing offering. The Company expects to use the net proceeds from the offering to fund clinical development and other research and development activities and for working capital and general corporate purposes. The Investors consist of certain existing stockholders, including J.R. Hyde III, Robert J. Wills and Marc S. Hanover, each of whom are members of the Company’s board of directors. The closing of the sale and issuance of the Shares is expected to take place on or about October 14, 2016, subject to the satisfaction of customary closing conditions.

The Shares are being offered pursuant to a prospectus dated May 23, 2014 and a prospectus supplement dated October 11, 2016 (the “Prospectus Supplement”) pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-195892). The legal opinion of Cooley LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing is only a brief description of the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Subscription Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02      Results of Operations and Financial Condition

On October 12, 2016, the Company filed the Prospectus Supplement in which it disclosed that, based upon preliminary estimates and information currently available to the Company, the Company expects to report that it had approximately $13.4 million of cash, cash equivalents and short-term investments as of September 30, 2016. The Company has not yet completed its quarter-end financial close process for the quarter ended September 30, 2016. This estimate of the Company’s cash, cash equivalents and short-term investments as of September 30, 2016 is preliminary, has not been audited and is subject to change upon completion of the Company’s financial closing procedures. This estimate is not a comprehensive statement of the Company’s financial results for the quarter ended September 30, 2016, and the Company’s actual results may differ materially from this estimate as a result of the completion of the Company’s financial closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial results for this period are finalized.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Cooley LLP.
10.1	Form of Subscription Agreement.
23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, all statements relating to the anticipated closing of, and the amount of anticipated gross proceeds from, the offering disclosed in Item 1.01 hereof (the “Offering”), as well as statements relating to the Company’s cash position as of September 30, 2016. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks and uncertainties associated with market conditions, whether the Company will be able to consummate the Offering and the satisfaction of closing conditions related to the Offering; and risks and uncertainties associated with changes in the Company’s estimated cash position based on the completion of its financial closing procedures. There can be no assurance that the Company will be able to complete the Offering on the terms described herein or in a timely manner, if at all. Regardless of whether the Offering is consummated, the Company will continue to need additional funding and may be unable to raise capital when needed, which would force the Company to delay, reduce or eliminate its product candidate development programs. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2016 contains under the heading, “Risk Factors”, a more comprehensive description of these and other risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: October 12, 2016	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Cooley LLP.
10.1	Form of Subscription Agreement.
23.1	Consent of Cooley LLP (contained in Exhibit 5.1).